Exhibit 23.2
[LETTERHEAD OF CONYERS DILL & PEARMAN]
28 November 2008

Yingli Green Energy Holding Company Limited	DIRECT LINE:	(852) 2842 9521
No. 3055 Middle Fuxing Road	E-MAIL:	flora.wong@conyersdillandpearman.com
Baoding 071051	OUR REF:	FW/lg/285777/(M#872886)
People’s Republic of China	YOUR REF:
Dear Sirs,
Yingli Green Energy Holding Company Limited (the “Company”)
We refer to the Company’s registration statement on Form F-3 (the “Registration Statement,” which term does not include any exhibits thereto) filed pursuant to Rule 415 under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”).
We hereby consent to the references to us under the headings “Enforceability of Civil Liabilities” and “Validity of Securities” in the Prospectus contained in the Registration Statement and to the filing of this consent letter as an exhibit thereto. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman